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EXHIBIT 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

August 12, 2025
Board of Directors
Sila Realty Trust, Inc.
1001 Water Street, Suite 800
Tampa, Florida 33602
To the addressee referred to above:
We are acting as counsel to Sila Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the public offering of up to $250,000,000 aggregate gross sales price of the
Company’s common stock, $0.01 par value per share (the “Offered Shares”), all of which are to be offered and sold by the Company from time to time in accordance with the terms of the Equity
Offering Sales Agreement, dated August 12, 2025, by and among the Company, and each of the persons named on Schedule 1 and Schedule 2 attached hereto (the “Equity Offering Sales
Agreement”), which, among other things, contemplates that the Company may from time to time enter into one or more letter agreements (i) with each of the persons named on Schedule 1 attached hereto, the form of which is attached as Annex 1 of the Equity Offering Sales Agreement (the “Terms
Agreements”) and/or (ii) with each of the persons named on Schedule 2 attached hereto, the form of which is attached as Annex II of the Equity Offering Sales Agreement (the “Forward Sale
Agreements,” and together with the Equity Offering Sales Agreement and the Terms Agreements,
the “Agreements”).  Pursuant to the Forward Sale Agreements, the Company may issue, sell and/or deliver additional shares of common stock, $0.01 par value per share (the “Forward Settlement
Shares,” and together with the Offered Shares, the “Shares”), in settlement of the transactions contemplated by the Forward Sale Agreements.  The offering of the Shares by the Company is being made pursuant to a prospectus supplement dated August 12, 2025 and the accompanying base prospectus dated August 12, 2025 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-289529) (the
“Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs).  We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the
Company’s Third Articles of Amendment and Restatement, as amended.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.
2

This opinion letter is based as to matters of law solely on the applicable provisions of Maryland
General Corporation Law, as amended.  We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.
Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Agreement, (ii) effectiveness of the Registration Statement, (iii)
issuance of the Shares pursuant to the terms of the Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing
Committee of the Board of Directors, when issued in accordance with the provisions of the
Agreements, the Shares will be validly issued, fully paid and non-assessable.
This opinion letter has been prepared for use in connection with the filing by the Company of a
Current Report on Form 8-K on the date hereof relating to the offer and sale of the Shares, which
Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof.  We assume no obligation to advise of any changes in the foregoing subsequent to the delivery of this letter.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of
1933, as amended.
Very truly yours,
/s/ Hogan Lovells US LLP
HOGAN LOVELLS US LLP
1

Schedule 1

BofA Securities, Inc. One Bryant Park New York, New York 10036
Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001
Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001
BMO Capital Markets Corp. 151 W 42nd Street 32nd Floor New York, New York 10036
Huntington Securities, Inc. 41 South High Street Columbus, Ohio 43215
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013
Janney Montgomery Scott LLC 1717 Arch Street Philadelphia, Pennsylvania 19103

As Agents
1

Schedule 2

Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036
Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001
Truist Bank 50 Hudson Yards, 70th Floor New York, New York 10001
Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M4W 1A5 Canada
Huntington Securities, Inc. 41 South High Street Columbus, Ohio 43215
Citibank, N.A. 388 Greenwich Street New York, New York 10013

As Forward Purchasers